UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26thFloor, New York, New York 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-525-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

On October 9, 2007, NYFIX, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting, among other things, the adoption by its Board of Directors of the NYFIX, Inc. 2007 Omnibus Equity Compensation Plan and the grant of stock options and restricted stock awards under that Plan.  Among the awards reported on in the Form 8-K was a performance-based stock option for 1,428,855 shares of common stock granted to P. Howard Edelstein, the Company’s President and Chief Executive Officer.  That option was granted to Mr. Edelstein pursuant to a Non-Qualified Stock Option Agreement (Performance-based Vesting), which was filed as Exhibit 10.4 to the Form 8-K.  The Company inadvertently filed an incorrect version of Mr. Edelstein’s Agreement with the Form 8-K; the incorrect version, among other things, did not properly describe when earned performance awards vest.  This Amendment No. 1 is being filed for the purpose of filing the correct version of Mr. Edelstein’s Agreement.  The description of Mr. Edelstein’s performance-based option in the body of the Form 8-K was accurate.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
*10.4	2007 Plan Non-Qualified Stock Option Agreement (Performance-based Vesting) between the Company and Mr. Edelstein.

*  Replaces copy of Agreement originally filed with this Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008
NYFIX, INC.

	By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.4	2007 Plan Non-Qualified Stock Option Agreement (Performance-based Vesting) between the Company and Mr. Edelstein.